Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GW One, Inc., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), Jianwen Sun, Chief Executive Officer and Chief Financial Officer, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to her knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2007

/s/ Jianwen Sun
Jianwen Sun Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GW One, Inc. and will be retained by GW One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.